Exhibit 24.6

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Henry A. Fernandez and Michael K. Neborak, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this report on Form 10-K and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

/s/ Scott Sipprelle

Name: Scott Sipprelle

Location (City, State, Country): Princeton, NJ, USA

Date: January 20, 2010